EXHIBIT 10(a)(iv)


Amendment No. 4 dated as of October 29, 2002 to Employment Agreement dated as of January 1, 1998 (the "Agreement") by and between Colonial Commercial Corp., a New York corporation (the "Company") and Bernard Korn, residing at 2 Richmond Road, Apt. #3G, Lido Beach, N.Y. 11561)(the "Employee").

PRELIMINARY STATEMENT

        Pursuant to an action by the Board of Directors of Colonial Commercial Corp. on October 29, 2002, it was resolved that the Employment Agreement of Bernard Korn be amended to provide for immediate full payment by Universal Supply Group, Inc. of all compensation required pursuant to the Employment Agreement for its full term as severance pay, in the event of a change of ownership of Universal Supply Group. Inc. that shall not be approved by the Directors of Colonial Commercial Corp. and Universal Supply Group, Inc.

         Accordingly, for good and valuable consideration, a second paragraph to
Section 2.01 of the Agreement should be added to read as follows:

         The Employee shall be entitled to full payment by Universal Supply Group, Inc. of all compensation required pursuant to the Employment Agreement for its full term as severance pay, the in the event of a change of ownership of Universal Supply Group. Inc. that shall not be approved by the Directors of Colonial Commercial Corp. and Universal Supply Group, Inc.

         Except as amended hereby, the Agreement and any prior amendments is in full respects ratified and confirmed.

         IN WITNESS WHEREOF, the parties have signed this Amendment as of the date set forth above.

                            COLONIAL COMMERCIAL CORP.


                            By: /S/ JAMES W. STEWART
                            ----------------------------
                                James W. Stewart
                                Executive Vice President

                            Employee:

                            /S/ BERNARD KORN
                            ----------------------------
                                Bernard Korn



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